UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2020

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts		02472
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	TTPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 24, 2020, Tetraphase Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with La Jolla Pharmaceutical Company, a California corporation (the “Parent”), and TTP Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (the “Purchaser”). The Merger Agreement provides for the acquisition of the Company by the Parent through a cash tender offer (the “Offer”) by the Purchaser for all of the Company’s outstanding shares of common stock (“Common Stock”) for: (1) $2.00 per share of Common Stock (the “Cash Consideration”); and (2) one contingent value right (a “CVR”) per share representing the right to receive certain consideration based on the achievement of net sales milestones, in an aggregate amount of up to $16.0 million (together with the Cash Consideration, the “Offer Price”).

The Company’s Board of Directors (the “Board”) has unanimously approved the Merger and the Merger Agreement and recommended that the stockholders of the Company accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, the Parent is required to commence the Offer as promptly as reasonably practicable, and in any event on or prior to June 29, 2020.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders: (i) each outstanding share of Common Stock of the Company, other than any shares owned by the Parent, the Purchaser or the Company, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price; (ii) each option to purchase shares of Common Stock from the Company (“Company Options”), whether vested or unvested, will terminate and will be of no further force and effect; and (iii) each outstanding and unvested restricted stock unit (“Company RSU”) and each outstanding and unvested performance-vested restricted stock unit with respect to shares of Common Stock (“Company PRSU”) shall vest in full and automatically be cancelled and converted into the right to receive the product of: (a) the total number of shares of Common Stock then underlying such Company RSU or Company PRSU, as applicable; multiplied by (b) the Offer Price, without any interest thereon and subject to applicable withholding.

Under the Merger Agreement, the outstanding warrants of the Company shall each be treated in accordance with their terms, except that, pursuant to the Support Agreements and the Exchange Agreement described below: (i) each outstanding common stock warrant issued by the Company in November 2019 (the “November 2019 Warrants”) shall be converted into the right to receive, at the closing of the Merger, $2.68 per share of Common Stock underlying the November 2019 Warrants; (ii) each outstanding common stock warrant issued by the Company in January 2020 (the “January 2020 Warrants”) shall be converted into the right to receive, at the closing of the Merger, $2.69 per share of Common Stock underlying the January 2020 Warrants; and (iii) each outstanding pre-funded warrant will be converted into the right to receive the product of: (a) in the case of pre-funded November 2019 Warrants, 99.50%, and, in the case of January 2020 Warrants, 99.95%, and (b) each element of the Offer Price, for each share of the Company’s common stock underlying such pre-funded warrants.

The Purchaser’s obligation to accept shares of Common Stock tendered in the Offer is subject to customary closing conditions, including: (a) that the number of shares of Company Common Stock validly tendered and not validly withdrawn, together with any shares of Common Stock beneficially owned by the Parent or any subsidiary of the Parent, equals at least one share more than 50% of all shares of Common Stock then outstanding (treating, for such purpose, Company RSUs and Company PRSUs as outstanding); (b) the absence of any injunction or legal restraint that has the effect of prohibiting the consummation of the Offer or making the Offer or the Merger illegal; (c) since the date of the Merger Agreement, there shall not have occurred any Company Material Adverse Effect; (d) compliance by the Company with its covenants under the Merger Agreement; (e) the accuracy of representations and warranties made by the Company in the Merger Agreement; (f) the absence of any pending legal proceeding in which a governmental body is a party challenging the Offer or the Merger; and (g) other customary conditions. The obligations of the Parent and the Purchaser to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, subject to the absence of injunctions or other legal restraints preventing the consummation of the Merger, the Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of the Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law, without any additional stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by the Purchaser of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains customary representations and warranties from both the Company, on the one hand, and the Parent and the Purchaser, on the other hand. It also contains customary covenants, including covenants providing for the Company to: (i) use commercially reasonable efforts to cause each of the Company and its subsidiaries to conduct its business and operations in the ordinary course and in accordance in all material respects with past practice; (ii) not to engage in specified types of transactions during such period; (iii) not to solicit proposals or, subject to certain exceptions, engage in discussions relating to alternative acquisition proposals or change the recommendation of the Board to the Company’s stockholders regarding the Merger Agreement; and (iv) use commercially reasonable efforts to attempt to ensure that each of the Company and its subsidiaries preserves intact the material components of its current business organization and maintains its relations and goodwill with all material suppliers, material customers, material licensors and governmental entities.

The Merger Agreement contains customary termination rights for both the Parent and the Purchaser, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before August 18, 2020 (the “End Date”). If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a superior proposal), the Company will be required to pay the Parent a termination fee of $2,040,000. In addition, if the Merger Agreement is terminated by the Parent or the Company because the acceptance time for the tender offer did not occur prior to the End Date or the tender offer expires in accordance with its terms without the Purchaser purchasing any shares of Common Stock, the Company will be required to reimburse Parent for certain transaction expenses, not to exceed $200,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Parent, the Purchaser or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and the Parent and the Purchaser, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and the Parent and the Purchaser, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, the Parent, the Purchaser or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Concurrently with the execution of the Merger Agreement, the Parent delivered to the Company a duly executed guarantee of Tang Capital Partners, LP, a Delaware limited partnership., dated as of the date of the Merger Agreement, in respect of certain of the Parent’s and the Purchaser’s obligations arising under, or in connection with, the Merger Agreement, the CVR Agreement and the transactions contemplated hereby and thereby.

Contingent Value Rights Agreement

At or prior to the Acceptance Time under the Merger Agreement, Parent will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a duly qualified rights agent (the “Rights Agent”). The CVRs represent the right to receive contingent payments, payable to the Rights Agent for the benefit of the holders of CVRs, of up to $16.0 million in the aggregate, payable in cash, without interest, and allocated among the outstanding CVRs, if the following milestones are achieved:

•	$2.5 million upon the achievement of annual net sales in the United States for XERAVA of at least $20 million during calendar year 2021;

•	$4.5 million upon the achievement of annual net sales in the United States for XERAVA of at least $35 million during any calendar year ending on or prior to December 31, 2024; and

•	$9.0 million upon the achievement of annual net sales in the United States for XERAVA of at least $55 million during any calendar year ending on or prior to December 31, 2024.

The CVR Agreement provides that all milestones or a combination of any two milestones can be earned in the same year, in which case all such applicable milestone amounts shall be payable. The right to the contingent consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CVR Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Support Agreements and Exchange Agreement

On June 24, 2020, concurrently with the execution of the Merger Agreement, the Parent entered into Support Agreements (the “Support Agreements”) with the parties thereto (including certain entities holding shares of Common Stock on their behalf), and collectively beneficially owning approximately 20% of the outstanding voting power of the Company, pursuant to which each such person or entity agreed, among other things, to vote against other proposals to acquire the Company and, subject to certain exceptions, to tender his, her or its shares of Common Stock pursuant to the Offer. Stockholders party to Support Agreements holding warrants to purchase Common Stock have also agreed to the treatment of their outstanding warrants described above. In addition, the Company entered into an exchange agreement (the “Exchange Agreement”) with a holder of Company warrants under which the holder agreed to the treatment of warrants specified above.

The foregoing descriptions of the Support Agreements and the Exchange Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the form of Support Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and the full text of the form of Exchange Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On June 23, 2020, Melinta Therapeutics, Inc. (“Melinta”) agreed to waive the four-business day “match period” under the Agreement and Plan of Merger by and among the Company, Melinta, and Toronto Transaction Corp., dated as of June 4, 2020 (the “Melinta Merger Agreement”), to permit Tetraphase to terminate the Melinta Merger Agreement and enter into the Merger Agreement with La Jolla, subject to other requirements of the Melinta Merger Agreement, including payment of the termination fee to Melinta. In connection therewith, on June 24, 2020, pursuant to the terms of the Melinta Merger Agreement, the Company terminated the Melinta Merger Agreement in order to enter into the Merger Agreement and paid to Melinta a termination fee of $1,150,000.

Item 8.01	Other Events.

Press Release

On June 24, 2020, the Company issued a press release announcing its entry into the Merger Agreement and its termination of the Melinta Merger Agreement. A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among the Parent, the Purchaser and the Company, dated June 24, 2020.

10.1	Form of Contingent Value Rights Agreement, by and between the Parent and the Rights Agent.

10.2	Form of Support Agreement, dated June 24, 2020, by and among the Parent, the Purchaser and the stockholder named therein.

10.3	Form of Exchange Agreement, dated June 24, 2020, by and among the Parent, the Purchaser and the holder named therein.

99.1	Press Release, dated June 24, 2020

Additional Information

The tender offer for the outstanding shares of the Company referenced in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that the Parent and its subsidiary will file with the Securities and Exchange Commission. At the time the tender offer is commenced, the Parent will file with the SEC a Tender Offer Statement on Schedule TO, and, thereafter, the Company will file a Solicitation/Recommendation Statement with the Securities and Exchange Commission on Schedule 14D-9 with respect to the tender offer. The Company’s stockholders are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents that have yet to be filed) and the Solicitation/Recommendation Statement because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and other tender offer documents will be made available by the information agent for the tender offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, the Company and the Parent file annual, quarterly and special reports, proxy statements and other information with the SEC. The Company’s filings with the SEC are available to the public from the website maintained by the SEC at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by contacting La Jolla Pharmaceutical Company at 4550 Towne Centre Court, San Diego, California 92121, Attention: Chief Financial Officer.

Forward-Looking Statements

Any statements in this Form 8-K regarding the proposed transaction between the Parent and the Company, the expected timetable for completing the transaction, future financial and operating results, benefits of the transaction, future opportunities for the combined company and any other statements about the Company management’s future expectations, beliefs, goals, plans or prospectus constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates,” and similar expressions), should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the risk that the proposed Offer and Merger may not be completed in a timely manner, or at all; risks as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the failure to satisfy all of the closing conditions of the Offer and/or the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, the Offer and/or the other proposed transactions; the effect of the announcement or pendency of the Offer, Merger or other proposed transactions on the Company’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the Offer, Merger or other proposed transactions may disrupt the Company’s current plans and business operations; potential difficulties retaining employees as a result of the proposed transactions; risks related to the diverting of management’s attention from the Company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement, the Offer, the Merger or the other proposed transactions; risks relating to product development and commercialization, demand for the Company’s products and limited number of customers; risks relating to the Company’s ability to successfully commercialize XERAVA; concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19; risks associated with competition, and other commercial and other risk factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 filed with the SEC on May 7, 2020. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRAPHASE PHARMACEUTICALS, INC.

	By:	/s/ Maria Stahl
Date: June 24, 2020		Maria Stahl
Chief Business Officer and General Counsel